Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

January 31, 2013

Aegerion Pharmaceuticals, Inc.

101 Main Street, Suite 1850

Cambridge, MA 02142

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”) filed by Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 2,0199,590 shares of Common Stock, $0.001 par value, of the Company (the “Shares”). 1,019,590 of the Shares are issuable under the Company’s 2010 Stock Option and Incentive Plan (the “2010 Plan”) and 1,000,000 of the Shares are issuable under the Incentive Award Stock Option Plan (together with the 2010 Plan, the “Plans”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. For purposes of our opinion, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of either of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP